Mannatech Reports Third Quarter End 2023 Financial Results

(FLOWER MOUND, Texas) November 7, 2023 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2023.

Third Quarter End Results

Third quarter net sales for 2023 were $32.6 million, a decrease of $2.9 million, or 8.3%, as compared to $35.5 million in the third quarter of 2022. Our net sales decreased 8.5% on a constant dollar basis (see Non-GAAP Measures, below) however, foreign exchange increased GAAP net sales by $0.1 million, mostly due to the strengthening of the Korean Won.

Third quarter operating income for 2023 was $0.2 million as compared to operating income of $1.4 million for the third quarter of 2022.

Net income was $18,000 or $0.01 per diluted share, for the third quarter of 2023, as compared to net income of $1.2 million, or $0.61 per diluted share, for the third quarter of 2022.

For the three months ended September 30, 2023, overall selling and administrative expenses increased by $0.2 million to $6.9 million, as compared to $6.7 million for the same period in 2022. The increase in selling and administrative expenses consisted of a $0.2 million increase in marketing costs and a $0.1 million increase in warehouse costs, which was partially offset by a $0.1 million decrease in payroll costs.

For the three months ended September 30, 2023, other operating costs increased by $0.1 million to $5.2 million, as compared to $5.1 million for the same period in 2022. The increase in operating costs was primarily due to a $0.3 million increase in bad debt, a $0.2 million increase in consulting fees for Trulu, a new venture to serve as our innovation hub, which was partially offset by a $0.2 million decrease in travel and entertainment, a $0.1 million decrease in office expenses and a $0.1 million decrease in credit card fees.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of September 30, 2023 and 2022 were approximately 146,000 and 152,000, respectively. Recruitment of new independent associates and preferred customers increased by 20.9% to 23,296 in the third quarter of 2023 as compared to 19,273 in the third quarter of 2022.

Year-to-date Third Quarter Results

For the nine months ended September 30, 2023, net sales were $99.3 million, a decrease of $3.6 million, or 3.5%, as compared to $102.9 million for the same period in 2022. Our net sales declined 1.2% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $2.4 million mostly due to the decline of the Korean Won, Japanese Yen and Australian Dollar.

Operating loss for the nine months ended September 30, 2023 was $0.1 million as compared to operating income of $2.2 million for the same period in 2022.

Net loss was $0.5 million, or $0.26 per diluted share, for the nine months ended September 30, 2023, as compared to net income of $2.0 million, or $1.01 per diluted share, for the same period in 2022.

We did not pay a quarterly dividend for the second quarter, which preserved approximately $0.4 million of cash and we will not pay a quarterly dividend for this quarter, which will preserve an additional $0.4 million of cash.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, the current conflict between Russia and Ukraine, which could adversely affect our business in certain regions, the impact of inflation, disruptions in the supply chain, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	September 30, 2023 (unaudited)	December 31, 2022
Cash and cash equivalents	$7,928	$13,777
Restricted cash	938	944
Accounts receivable, net of allowance of $1,315 and $973 in 2023 and 2022, respectively	149	218
Income tax receivable	418	423
Inventories, net	15,332	14,726
Prepaid expenses and other current assets	2,040	2,389
Deferred commissions	1,779	2,476
Total current assets	28,584	34,953
Property and equipment, net	4,326	3,759
Long-term restricted cash	821	476
Other assets	7,277	8,439
Deferred tax assets, net	1,198	1,501
Total assets	$42,206	$49,128
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$272	$61
Accounts payable	3,879	4,361
Accrued expenses	7,547	7,510
Commissions and incentives payable	9,051	9,256
Taxes payable	1,311	3,281
Current notes payable	303	263
Deferred revenue	3,949	5,106
Total current liabilities	26,312	29,838
Finance leases, excluding current portion	1,022	88
Other long-term liabilities	4,172	5,026
Total liabilities	31,506	34,952

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,860,154 shares outstanding as of September 30, 2023 and 2,742,857 shares issued and 1,858,800 shares outstanding as of December 31, 2022	—	—
Additional paid-in capital	33,301	33,377
Retained earnings	455	1,686
Accumulated other comprehensive (loss)	(2,547)	(208)
Treasury stock, at average cost, 882,703 shares as of September 30, 2023 and 884,057 shares as of December 31, 2022	(20,509)	(20,679)
Total shareholders’ equity	10,700	14,176
Total liabilities and shareholders’ equity	$42,206	$49,128

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$32,553	$35,513	$99,261	$102,873
Cost of sales	6,625	7,416	21,042	22,427
Gross profit	25,928	28,097	78,219	80,446
Operating expenses:
Commissions and incentives	13,178	14,242	40,200	41,487
Selling and administrative expenses	6,946	6,656	20,619	20,479
Depreciation and amortization expense	450	716	1,224	1,349
Other operating costs	5,182	5,126	16,245	14,886
Total operating expenses	25,756	26,740	78,288	78,201
Income (loss) from operations	172	1,357	(69)	2,245
Interest (expense) income, net	(17)	19	(3)	57
Other income, net	320	287	803	288
Income before income taxes	475	1,663	731	2,590
Income tax (provision)	(457)	(472)	(1,214)	(571)
Net income (loss)	$18	$1,191	$(483)	$2,019
Income (loss) per common share:
Basic	$0.01	$0.62	$(0.26)	$1.05
Diluted	$0.01	$0.61	$(0.26)	$1.01
Weighted-average common shares outstanding:
Basic	1,863	1,906	1,868	1,932
Diluted	1,863	1,949	1,868	2,017

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles third quarter 2023 and year-to-date constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended	September 30, 2023		September 30, 2022	Constant $ Change
(in millions, except percentages)	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$32.6	$32.5	$35.5	$(3.0)	(8.5)%
Product	31.0	30.9	33.6	(2.7)	(8.0)%
Pack sales and associate fees	1.2	1.2	1.7	(0.5)	(29.4)%
Other	0.4	0.4	0.2	0.2	100.0%
Gross profit	25.9	25.8	28.1	(2.3)	(8.2)%
(Loss) income from operations	0.2	0.2	1.4	(1.2)	(85.7)%

Nine-month period ended	September 30, 2023		September 30, 2022	Constant $ Change
(in millions, except percentages)	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$99.3	$101.7	$102.9	$(1.2)	(1.2)%
Product	93.9	96.2	97.5	(1.3)	(1.3)%
Pack sales and associate fees	4.7	4.8	4.8	—	—%
Other	0.7	0.7	0.6	0.1	16.7%
Gross profit	78.2	80.1	80.4	(0.3)	(0.4)%
(Loss) income from operations	(0.1)	0.5	2.2	(1.7)	(77.3)%